UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2009

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Norcross, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Determination of Net Asset Value

On March 10, 2009, the board of directors of Piedmont Office Realty Trust, Inc. (the "Registrant") determined, for the purpose of assisting fiduciaries of retirement plans subject to the annual reporting requirements of ERISA, that the estimated net asset value of the shares of the Registrant's common stock as of December 31, 2008 was $7.40 per share. This valuation was based primarily on (1) the appraised value of our real estate assets as of December 31, 2008 and (2) consideration of the value of our other assets and liabilities as of December 31, 2008. This value is only an estimate and should not be viewed as the amount a stockholder would receive in the event that the Registrant were (i) to list its shares on a national securities exchange in the future, or (ii) to liquidate its assets, or sell the company, and distribute the proceeds to its stockholders.

Share Price Change For Shares Sold Pursuant to Dividend Reinvestment Plan

On March 10, 2009, the board of directors of the Registrant determined the price for purchase of common shares pursuant to the dividend reinvestment plan (the "DRP") to be equal to $7.03 effective beginning with dividends to be declared and paid in March 2009. Such price was calculated based on 95% of the most recent estimated net asset value of the shares of the Registrant as set forth above. Pursuant to the Amended and Restated Dividend Reinvestment Plan adopted November 15, 2005, the board of directors of the Registrant may set or change the share price for the purchase of DRP shares at any time in its sole and absolute discretion based on factors it deems appropriate.

Status of the Share Redemption Program

On March 10, 2009, the board of directors determined to reopen the Registrant's share redemption program effective April 30, 2009 and that the price at which shares may be redeemed under the share redemption program will be the lesser of (1) $7.03 per share, or (2) the purchase price per share that the stockholder actually paid less the special capital distribution of $1.62 per share in June 2005 if received by the stockholder.

In addition, the board of directors amended the share redemption program to provide that for the year ended December 31, 2009 the maximum dollar amount of shares that will be redeemed will be limited to $100,000,000 with up to 30% of such funds being reserved for redemptions upon death or required minimum distributions pursuant to Sections 401(a)(9), 403(b)(10), 408(a)(6), 408(b)(3), and 408(A)(c)(5) of the Internal Revenue Code. The amendment further provides that in the month(s) that the Registrant reaches the maximum amount of shares redeemable under the current year share redemption plan for ordinary redemptions, death or required minimum distributions, the board will exercise its discretion to allocate the amount of shares redeemed based upon a maximum amount of proceeds per shareholder requesting redemption, so as not to exceed the limitations set forth above.

First Quarter 2009 Dividend Declaration

On March 10, 2009, the board of directors of the Registrant declared dividends for the first quarter 2009 in the amount of $0.1050 (10.50 cents) per share on the outstanding common shares of the Registrant to all stockholders of record of such shares as shown on the books of the Registrant at the close of business on March 20, 2009. Such dividends are to be paid on March 27, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: March 10, 2009	By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
Chief Executive Officer and President